Exhibit 99.1

For More Information:

Joseph Hassett

Gregory FCA Communications

610-642-8253

JoeH@gregoryfca.com

a21’s CHIEF FINANCIAL OFFICER RESIGNS

For Immediate Release:

JACKSONVILLE, FL — August 18, 2008 - a21, Inc. ("a21") (OTCBB: ATWO), a leading online digital content marketplace, today announced the resignation of Thomas Costanza from his position as a21’s Chief Financial Officer effective August 15, 2008.  R. LaDuane Clifton, a21’s corporate controller, was named acting Chief Financial Officer on August 15, 2008.

“We appreciate Tom’s contributions to a21,” said John Ferguson, CEO of a21. “We wish him success with his business and personal endeavors.”

About a21

a21 (www.a21group.com) is a leading online digital content company. Through SuperStock (www.superstock.com; www.mediamagnet.com; www.superstock.co.uk; and www.purestockx.com), and ArtSelect (www.artselect.com), a21 delivers high quality images, art framing, and exceptional customer service. a21 and its companies, with offices in Florida, Iowa, and London, provide valuable and viable choices to key business partners and customers in the stock image, art and wall decor industries.

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.’s expectations, intentions, strategies, and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc.’s management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.’s management.